UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 28, 2011

ARTVENTIVE MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

2766 Gateway Rd.

Carlsbad, CA 92009

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (760) 471-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2011, the Board of Directors approved an amendment and restatement of the Company’s bylaws, in their entirety.  The amended bylaws are attached hereto as Exhibit 3.  The amended bylaws primarily reduced the number of shareholders required to approve corporate action by written consent of shareholders to a majority, as permitted pursuant to Nevada law.

SIGNATURES

ARTVENTIVE MEDICAL GROUP, INC.

H. James Graham

H. James Graham, Chief Executive Officer